Exhibit 10.5

                                    CONFIRMATION


TO: JOHN PRYCE

         This is to confirm renewal of the employment agreement made as of November 22, 2001, for a further one year period commencing in January, 2003, and ending on December 31, 2003, under the same terms and conditions, including, the terms relating to compensation.

         Dated at Markham this 1st day of January, 2003




         MIAD SYSTEMS LTD.


         Per:      /s/ Michael Green
              --------------------------------

               Michael Green - President